EXHIBIT 99.1

Higher One Holdings, Inc. Reports Third Quarter 2015 Financial Results

●	Consolidated gross revenue of $56.4 million

●	Payments revenue increases 4%

●	Sale of Campus Labs to provide financial flexibility

New Haven, CT, October 27, 2015 – Higher One Holdings, Inc. (NYSE: ONE) (“Higher One” or the “Company”), today announced financial results for the third quarter of 2015. The Company reported third quarter 2015 gross revenue of $56.4 million compared to $59.8 million in the third quarter 2014. Non-GAAP adjusted diluted EPS was $0.09, compared to $0.15 for the third quarter of 2014.

Marc Sheinbaum, President and Chief Executive Officer, said, “We experienced continued growth in our Payments business this quarter, as processing volumes grow and we continue to add new business. And while we continue to operate in a challenging environment for Disbursements, our team remains focused on serving our clients.”

Sheinbaum added, “We also announced the sale of our Campus Labs business, which took place on October 14, 2015 and we expect that transaction to close by the end of this November. We acquired the Campus Labs business over three years ago and in that time, have helped that business to grow. But our prevailing experience lies in serving the business offices of colleges and universities. Furthermore, this transaction will allow us to unlock the true value of that asset while simultaneously delivering shareholder value and strengthening our balance sheet.”

GAAP financial results for the third quarter of 2015 compared to the third quarter of 2014:

●

Gross revenue decreased 6% to $56.4 million in the third quarter of 2015 compared to revenue of $59.8 million for the third quarter of 2014. Net revenue reflects an increase in the allowance for potential customer restitution from $8.75 million to $30.6 million, related to the Federal Reserve and FDIC matters. As a result, net revenue was $21.9 million lower than gross revenue this quarter.

●

The Company recorded a net loss of $12.7 million for the third quarter of 2015, compared to net income of $4.9 million recorded for the third quarter of 2014. The net loss recorded in the third quarter of 2015 reflects the impact of the allowance for potential customer restitution of $21.9 million. GAAP diluted loss per share was $0.26 for the third quarter of 2015, compared to a GAAP diluted earnings per share of $0.10 for the third quarter of 2014.

Non-GAAP financial results for the third quarter of 2015 compared to the third quarter of 2014:

●	Non-GAAP adjusted EBITDA was $11.2 million in the third quarter of 2015, compared to $15.0 million in the third quarter of 2014
●	Non-GAAP adjusted net income was $4.2 million for the third quarter of 2015, compared to $7.0 million for the third quarter of 2014
●	Non-GAAP adjusted diluted earnings per share was $0.09 for the third quarter of 2015, compared to $0.15 for the third quarter of 2014

In addition to consolidated financial information, the Company is providing select financial information for its three lines of business: Disbursements; Payments; and Data Analytics.

Business-line financial results for the third quarter of 2015 compared to the third quarter of 2014 (in thousands):

●

Disbursements revenue is comprised of both subscription fees for our Refund Management disbursement service as well as the transaction-based sources of interchange and service fees derived through the OneAccount. The loss from operations in the third quarter of 2015 reflects the impact of the allowance for potential customer restitution of $21.9 million.

Disbursements		2015	2014	% Change
	Gross Revenue	$28,194	$33,202	-15.1%
	Adjusted EBITDA	3,084	7,142	-56.8%
	Income (loss) from Operations	(22,324)	4,434	NM

●

Payments revenue is derived through our CASHNet and Campus Solutions products and consists of recurring subscription fees as well as transactional fees generated by payment plan enrollments and payment processing convenience fees.

Payments		2015	2014	% Change
	Gross Revenue	$23,789	$22,889	3.9%
	Adjusted EBITDA	6,561	6,317	3.9%
	Income from Operations	3,795	3,566	6.4%

●	Data Analytics revenue is derived through our Campus Labs products and is comprised mostly of subscription fees, accompanied by smaller one-time support and implementation fees.

Data Analytics		2015	2014	% Change
	Gross Revenue	$4,379	$3,684	18.9%
	Adjusted EBITDA	1,566	1,500	4.4%
	Income from Operations	526	844	-37.7%

Conference Call Information

Higher One will host a conference call at 8:30 a.m. EDT today to discuss third quarter results. The dial in phone number is 866-499-3420 for domestic listeners and 678-562-4219 for international listeners. The conference ID number is 33042978. A live webcast of the conference call, together with a slide presentation that includes supplemental financial information and reconciliations of certain non-GAAP measures to their nearest comparable GAAP measures can be accessed through Higher One’s investor relations website at http://www.ir.higherone.com. In addition, an archive of the webcast will be available for 90 days through the same link. A replay of the call will be available at 855-859-2056 for domestic listeners and 404-537-3406 for international listeners. Please use the passcode 33042978 to access the replay.

About Higher One Holdings

Higher One Holdings, Inc. (NYSE: ONE) partners with colleges and universities to lower their administrative costs and to improve graduation rates. We provide a broad array of payment, refund disbursement and data analytics and management tools to institutions that help them save money and enhance institutional effectiveness.  And for students, we offer financial literacy programs and convenient, flexible and affordable transaction options to help them manage their finances. Higher One’s products and services support more than 1,900 schools and approximately 13 million enrolled students. More information about Higher One can be found at www.ir.higherone.com.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Management’s projections and expectations are subject to a number of risks and uncertainties that could cause actual performance to differ materially from that predicted or implied.  Forward-looking statements may be identified by the use of words such as “expect,” “anticipate,” “believe,” “estimate,” “potential,” “should” or similar words intended to identify information that is not historical in nature.  Forward-looking statements contained herein include, among others, statements concerning management’s expectations about future events and Higher One’s operating plans and performance, bank partners, the regulatory environment, banking fees, litigation, sales, and the expected benefits of acquisitions, and such statements are based on the current beliefs and expectations of Higher One management, as applicable, and are subject to known and unknown risks and uncertainties. There are a number of risks and uncertainties that could cause actual results to differ materially from those contemplated by the forward-looking statements. These statements speak only as of the date they are made, and the Company does not intend to update or otherwise revise the forward-looking information to reflect actual results of operations, changes in financial condition, changes in estimates, expectations or assumptions, changes in general economic or industry conditions or other circumstances arising and/or existing since the preparation of this press release or to reflect the occurrence of any unanticipated events. The forward-looking statements in this press release do not include the potential impact of any acquisitions or divestitures that may be announced and/or completed after the date hereof. For further information regarding the risks associated with Higher One’s business, please refer to Higher One’s filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the most recent fiscal year end, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Use of Non-GAAP Financial Measures

This release includes certain metrics presented on a non-GAAP basis, including non-GAAP adjusted EBITDA, non-GAAP adjusted net income, and non-GAAP adjusted EPS. We believe that these non-GAAP measures, which exclude amortization of intangibles, stock-based compensation, and certain non-recurring, non-cash impacts and other adjustments to our results, all net of taxes, provide useful information regarding normalized trends relating to the company’s financial condition and results of operations. Reconciliations of each non-GAAP measure to its closest comparable GAAP measure are included in this press release.

Contacts

Investor Relations:	Patrick Pearson, 203-776-7776 x4421, ppearson@higherone.com

Media Relations:	Shoba Lemoine, 203-776-7776 x4503, slemoine@higherone.com

Higher One Holdings, Inc.

Condensed Consolidated Statements of Operations

(In thousands of dollars, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenue:
Account revenue	$26,654	$31,468	$88,523	$99,475
Payment transaction revenue	19,055	18,197	47,497	42,652
Higher education institution revenue	10,486	9,929	30,891	28,958
Other revenue	167	181	558	723
Gross revenue	56,362	59,775	167,469	171,808
Less: allowance for customer restitution	(21,880)	-	(21,880)	(8,750)
Revenue	34,482	59,775	145,589	163,058
Cost of revenue	27,817	28,182	77,479	76,878
Gross margin	6,665	31,593	68,110	86,180
Operating expenses:
General and administrative	18,098	16,617	54,417	48,343
Product development	2,040	1,555	6,120	5,517
Sales and marketing	4,196	4,577	12,638	13,756
Restructuring charge	334	-	574	-
Total operating expenses	24,668	22,749	73,749	67,616
Income (loss) from operations	(18,003)	8,844	(5,639)	18,564
Interest income	23	20	63	73
Interest expense	(1,262)	(828)	(3,894)	(2,443)
Other income (loss)	77	(198)	1,357	1,561
Net income (loss) before income taxes	(19,165)	7,838	(8,113)	17,755
Income tax expense (benefit)	(6,510)	2,922	(2,321)	6,900
Net income (loss)	$(12,655)	$4,916	$(5,792)	$10,855
Net income (loss) available to common stockholders:
Basic	$(12,655)	$4,916	$(5,792)	$10,855
Diluted	$(12,655)	$4,916	$(5,792)	$10,855
Weighted average shares outstanding:
Basic	47,783,217	47,258,495	47,605,164	47,180,830
Diluted	47,783,217	47,710,262	47,605,164	48,104,873

Net income (loss) available to common stockholders per common share:
Basic	$(0.26)	$0.10	$(0.12)	$0.23
Diluted	$(0.26)	$0.10	$(0.12)	$0.23

Higher One Holdings, Inc.

Condensed Consolidated Operating Segment Statements of Operations

(In thousands of dollars, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenue
Disbursements	$6,314 (1)	$33,202	$71,050 (1)	$95,083	(2)
Payments	23,789	22,889	61,921	57,455
Data Analytics	4,379	3,684	12,618	10,520
Total revenues	34,482	59,775	145,589	163,058

Cost of revenue
Disbursements	15,197	16,059	45,299	46,118
Payments	12,120	11,726	30,748	29,517
Data Analytics	500	397	1,432	1,243
Total cost of revenue	27,817	28,182	77,479	76,878

Gross margin
Disbursements	(8,883)	17,143	25,751	48,965
Payments	11,669	11,163	31,173	27,938
Data Analytics	3,879	3,287	11,186	9,277
Total gross margin	6,665	31,593	68,110	86,180

Operating expenses
Disbursements	13,441	12,709	40,619	36,999
Payments	7,874	7,597	23,682	23,070
Data Analytics	3,353	2,443	9,448	7,547
Total operating expenses	24,668	22,749	73,749	67,616

Income from operations
Disbursements	(22,324)	4,434	(14,868)	11,966
Payments	3,795	3,566	7,491	4,868
Data Analytics	526	844	1,738	1,730
Total income (loss) from operations	(18,003)	8,844	(5,639)	18,564
Interest income	23	20	63	73
Interest expense	(1,262)	(828)	(3,894)	(2,443)
Other income (loss)	77	(198)	1,357	1,561
Net income (loss) before income taxes	$(19,165)	$7,838	$(8,113)	$17,755

(1) Reflects the impact of the allowance for potential customer restitution of $21.9 million.
(2) Reflects the impact of the allowance for potential customer restitution of $8.75 million.

Higher One Holdings, Inc.

Condensed Consolidated Balance Sheets

 (In thousands of dollars, except share and per share amounts)

	September 30, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$27,785	$40,022
Investments in marketable securities	251	249
Accounts receivable	12,581	8,929
Income receivable	8,624	9,053
Deferred tax assets	11,338	3,719
Prepaid expenses and other current assets	5,408	7,805
Total current assets	65,987	69,777
Deferred costs	6,133	4,187
Fixed assets, net	43,374	46,768
Intangible assets, net	51,637	56,255
Goodwill	67,403	67,403
Loan receivable related to New Markets Tax Credit financing	7,633	7,633
Other assets	3,092	2,523
Restricted cash	2,728	2,725
Total assets	$247,987	$257,271

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$2,044	$3,339
Accrued expenses	50,423	25,872
Deferred revenue	31,930	25,174
Total current liabilities	84,397	54,385
Deferred revenue and other non-current liabilities	4,443	4,019
Loan payable and deferred contribution related to New Markets Tax Credit financing	8,638	8,871
Debt	59,000	94,000
Deferred tax liabilities	961	3,814
Total liabilities	157,439	165,089
Commitments and contingencies (Note 6)
Stockholders’ equity:
Common stock, $.001 par value; 200,000,000 shares authorized; 59,893,737 shares issued and 47,980,711 shares outstanding at September 30, 2015; 59,570,839 shares issued and 47,657,813 shares outstanding at December 31, 2014	60	60
Additional paid-in capital	189,746	185,588
Treasury stock, 11,913,026 shares at September 30, 2015 and December 31, 2014	(137,899)	(137,899)
Retained earnings	38,641	44,433
Total stockholders’ equity	90,548	92,182
Total liabilities and stockholders’ equity	$247,987	$257,271

Higher One Holdings, Inc.

Condensed Consolidated Statements of Cash Flows

 (In thousands of dollars)

(unaudited)

	Nine Months Ended September 30,
	2015	2014
Cash flows from operating activities
Net income (loss)	$(5,792)	$10,855
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	16,429	14,124
Amortization of deferred finance costs	1,657	368
Stock-based compensation	4,877	3,426
Deferred income taxes	(11,569)	810
Income tax benefit related to exercise of stock options	(120)	(47)
Other (income) loss	(236)	42
Loss on disposal of fixed assets	118	90
Changes in operating assets and liabilities:
Accounts receivable	(3,652)	(3,235)
Income receivable	429	(5,087)
Deferred costs	(396)	(2,103)
Prepaid expenses and other current assets	2,397	(2,051)
Other assets	(569)	(91)
Accounts payable	(1,295)	(1,636)
Accrued expenses	24,245	(1,713)
Deferred revenue	6,412	7,151
Net cash provided by operating activities	32,935	20,903
Cash flows from investing activities
Purchases of fixed assets	(2,471)	(2,858)
Additions to internal use software	(3,699)	(4,173)
Amounts received from restricted cash	-	25
Proceeds from disposition of equity method investment	-	3,581
Proceeds from development related subsidies	-	3,468
Net cash provided by (used in) investing activities	(6,170)	43
Cash flows from financing activities
Proceeds from line of credit	-	15,000
Repayments of line of credit	(35,000)	(10,000)
Payment of deferred financing costs	(4,467)	-
Tax benefit related to exercise of stock options	120	47
Proceeds from exercise of stock options	345	184
Net cash provided by (used in) financing activities	(39,002)	5,231
Net change in cash and cash equivalents	(12,237)	26,177
Cash and cash equivalents at beginning of period	40,022	6,268
Cash and cash equivalents at end of period	$27,785	$32,445

Higher One Holdings, Inc.
Unaudited Supplemental Operating Data
(In thousands)

	Three Months Ended
	September 30,	December 31,	March 31,	June 30,	September 30,
	2014	2014	2015	2015	2015

Refund Management SSE (1)	5,018	5,078	5,096	5,026	4,918
change from prior year period	6%	2%	0%	-2%	-2%

Ending OneAccounts (2)	2,190	2,135	2,179	2,007	2,038
change from prior year period	0%	-3%	-5%	-4%	-7%

(1)

Refund Management SSE is defined as the number of students enrolled at institutions that have signed contracts to use the Refund Management disbursement service by the end of a given period as of the date the contract is signed (using the most up-to-date Integrated Postsecondary Education Data System data at that point in time). Refund Management SSE for all periods other than September 30, 2015 reflects Fall 2013 provisional enrollment data from IPEDS. The effect of updating Refund Management SSE as of September 30, 2015 resulted in a decrease of approximately 98,000 SSE from the enrollment figures prior to that point in time.

(2)	Ending OneAccounts is defined as the number of accounts with a non-zero balance at the end of a given period.

Higher One Holdings, Inc.

Unaudited Reconciliation of GAAP Net Income to Non-GAAP Adjusted EBITDA

(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
	(unaudited)
Net income (loss)	$(12,655)	$4,916	$(5,792)	$10,855
Interest income	(23)	(20)	(63)	(73)
Interest expense	1,262	828	3,894	2,443
Income tax expense	(6,510)	2,922	(2,321)	6,900
Depreciation and amortization	5,563	5,235	16,429	14,123
EBITDA	(12,363)	13,881	12,147	34,248
Restructuring charge	334	-	574	-
Stock-based compensation expense	1,360	1,078	4,877	3,426
Allowance for customer restitution	21,880	-	21,880	8,750
Campus Solutions settlement received	-	-	-	(1,604)
Adjusted EBITDA	$11,211	$14,959	$39,478	$44,820

Unaudited Reconciliation of GAAP Net Income and Diluted EPS to Non-GAAP Adjusted Net Income and Adjusted Diluted EPS

(In thousands, except share and per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
	(unaudited)
Net income (loss)	$(12,655)	$4,916	$(5,792)	$10,855

Restructuring charge	334	-	574	-
Release of state tax valuation allowance	-	-	(285)	-
Allowance for customer restitution	21,880	-	21,880	8,750
Campus Solutions settlement received	-	-	-	(1,604)
Stock-based compensation expense - incentive stock option grants	205	328	698	1,045
Stock-based compensation expense - non-qualified stock option grants	1,155	750	4,179	2,381
Amortization of acquisition related intangible assets	1,820	1,931	5,459	5,997
Amortization of deferred finance costs	499	123	1,657	368
Total pre-tax adjustments	25,893	3,132	34,162	16,937
Tax rate	35.2%	38.5%	36.0%	38.5%
Less: tax adjustment	9,047	1,079	12,150	6,118
Adjusted net income	$4,191	$6,969	$16,220	$21,674

GAAP diluted weighted average shares outstanding	47,783,217	47,710,262	47,605,164	48,104,873
Non-GAAP diluted weighted average shares outstanding	48,027,168	47,710,262	47,932,311	48,104,873
GAAP net income per share (diluted)	$(0.26)	$0.10	$(0.12)	$0.23
Non-GAAP adjusted net income per share (diluted)	$0.09	$0.15	$0.34	$0.45